EXHIBIT 23.2



The Board of Directors
Meridian Bancorp, Inc.

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading of "Experts" in the Registration Statement and Prospectus.



Philadelphia, PA
March ___, 1994